Exhibit 10.2
BOARD RESIGNATION AND RELEASE AGREEMENT

This Board Resignation Agreement and Release (“Agreement”) is made by and between Michael Smerklo (“Director”) and ServiceSource International, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Director is a member of the Company’s Board of Directors (the “Board”);

WHEREAS, Director signed an Amended and Restated Employment and Confidentiality Agreement with the Company on June 8, 2010 (the “Confidentiality Agreement”);

WHEREAS, Director hereby resigns his position on the Board as of the closing of the Company’s Annual Shareholder Meeting on May 28, 2015;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Director may have against the Company and any of the Releasees as defined below; and

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Director hereby agree as follows:

COVENANTS

1.    Consideration. On the Effective Day of this Agreement, the Company shall cause the following to occur: (1) any unvested options subject to the Option Agreements shall vest and Director’s period to exercise under the Option Agreements shall be extended to December 31, 2016; (2) any unvested shares subject to the Time Based Award shall vest; and (3) any unvested shares subject to the Performance Based Award shall continue to be eligible to vest, subject to the Company’s achievement of the Revenue Target and/or ACV Target, until the Lapse Date (as such terms are defined in the Performance Based Award).

2.    Resignation from Board of Directors.  By executing this Agreement, as of the closing of the Company’s Annual Shareholder Meeting on May 28, 2015, Director resigns from the Company’s Board of Directors and any other position and/or title relating to the Company and any related entity. He further agrees that he will not seek to be appointed to the Board in the future.  Director further agrees that he will sign any documents necessary to effect his resignation from the Board and will cooperate with the Company in signing any other documents necessary to reflect that Director is no longer a director of the Company and is not authorized to act on its behalf.

3.    Payment of Compensation and Receipt of All Benefits. Director acknowledges and represents that other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Director.

4.    Release of Claims. Director agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Director by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Director, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Director may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation any and all claims relating to, or arising from, Director’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law.

Director agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Notwithstanding anything to the contrary, nothing in this release limits the Director’s rights to indemnification by the Company that the Director may have pursuant to any contract, the organizational documents of the Company and its subsidiaries, any directors’ and officers’ liability insurance policy or pursuant to applicable law. This release does not release claims that cannot be released as a matter of law.

5.    California Civil Code Section 1542. Director acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Director, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

6.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

7.    ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN FRANCISCO COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH

CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

8.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Director or made on his behalf under the terms of this Agreement. Director agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Director further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Director’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

9.    Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A.  Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Director will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Director under Section 409A.  In no event will the Company reimburse Director for any taxes that may be imposed on Director as a result of Section 409A.

10.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Director represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

11.    No Representations. Director represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Director has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

12.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

13.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

14.    Entire Agreement. This Agreement, together with the Separation and Release Agreement dated August 19, 2014, represents the entire agreement and understanding between the Company and Director concerning the subject matter of this Agreement and Director’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Director’s relationship with the Company, with the exception of the Confidentiality Agreement, and the Equity Agreements, except as modified herein.

15.    No Oral Modification. This Agreement may only be amended in a writing signed by Director and the Company’s Chief Executive Officer.

16.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Director consents to personal and exclusive jurisdiction and venue in the State of California.

17.    Effective Date. Director understands that this Agreement shall become effective when signed by both Parties (the “Effective Date”).

18.    Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

19.    Voluntary Execution of Agreement. Director understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Director acknowledges that:

(a)    he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MICHAEL SMERKLO, an individual

Dated: May 21, 2015                    /s/MICHAEL SMERKLO
Michael Smerklo

SERVICESOURCE INTERNATIONAL, INC.

Dated: May 22, 2015                    By /s/MATTHEW GOLDBERG
Name: MATTHEW GOLDBERG
Title: General Counsel